UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38341	52-2126573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503-6091
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	907 - 297 – 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	ALSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01     Regulation FD Disclosure.

On June 20, 2019, the Company issued a press release announcing the initiation of a Rule 10b stock purchase plan and its Board of Directors’ approval of a resolution directing the Company to repurchase up to one million shares of the Company’s stock under the share repurchase program approved on March 5, 2017 and expiring on December 31, 2019.

Item 9.01     Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

99.1	Alaska Communications Systems Group, Inc. Press Release dated June 20, 2019, announcing the initiation of a Rule 10b stock purchase plan and its Board of Directors’ approval of a resolution directing the Company to repurchase up to one million shares of the Company’s stock under its share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2019	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Alaska Communications Systems Group, Inc. Press Release dated June 20, 2019, announcing the initiation of a Rule 10b stock purchase plan and its Board of Directors’ approval of a resolution directing the Company to repurchase up to one million shares of the Company’s stock under its share repurchase program.